                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Summit Medical Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 SUMMIT MEDICAL
                                  SYSTEMS, INC.
                             10900 RED CIRCLE DRIVE
                        MINNETONKA, MINNESOTA 55343-9106






Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Summit Medical Systems, Inc. (the "Company") to be held at the Company's offices, 10900 Red Circle Drive, Minnetonka, Minnesota, on May 21, 1998, at 3:00 p.m. (Minneapolis time).

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Paul Johnson, Secretary and Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          Sincerely,


                                          /s/ Barbara A. Cannon
                                          Barbara A. Cannon
                                          President and Chief Executive Officer

Minnetonka, Minnesota
April 17, 1998

                                                                          [LOGO]

                                 SUMMIT MEDICAL
                                  SYSTEMS, INC.
                             10900 RED CIRCLE DRIVE
                        MINNETONKA, MINNESOTA 55343-9106


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1998

TO THE SHAREHOLDERS OF SUMMIT MEDICAL SYSTEMS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Summit Medical Systems, Inc., a Minnesota corporation (the "Company"), will be held at the Company's offices, 10900 Red Circle Drive, Minnetonka, Minnesota, on May 21, 1998, 3:00 p.m., (Minneapolis time).

         The Annual Meeting is being held for the following purposes:

         1. To elect six directors, each to serve for a one-year term or until his or her respective successor is duly elected and qualified.

         2. To ratify the selection of the Company's independent public accountants for the fiscal year ending December 31, 1998.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 31, 1998, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING AND ANY ADJOURNMENT THEREOF. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO PAUL JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER OF THE COMPANY. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.



                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,


                                          /s/ Barbara A. Cannon
                                          Barbara A. Cannon
                                          President and Chief Executive Officer

Minnetonka, Minnesota
April 17, 1998

                                                                          [LOGO]

                          SUMMIT MEDICAL SYSTEMS, INC.
                             10900 RED CIRCLE DRIVE
                        MINNETONKA, MINNESOTA 55343-9106



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 1998
                                   -----------

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished to shareholders of Summit Medical Systems, Inc. (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (or any adjournment thereof) to be held at the Company's principal executive offices, 10900 Red Circle Drive, Minnetonka, Minnesota, at 3:00 p.m. (Minnesota time), on May 21, 1998 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The accompanying proxy is being solicited by the Board of Directors of the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 17, 1998.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and employees of the Company who will receive no additional compensation.

                   VOTING, EXECUTION AND REVOCATION OF PROXIES

         Only shareholders of record at the close of business on March 31, 1998, the record date, will be entitled to notice of and to vote at the Annual Meeting. On March 31, 1998, the Company had 9,617,429 shares of common stock, $.01 par value (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on all matters to come before the Annual Meeting. There is no cumulative voting.

         Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for director named in this Proxy Statement, (ii) to ratify the selection of the Company's independent public accountants for the fiscal year ending

December 31, 1998, and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting. If a shareholder returns a proxy and abstains from voting on any matter, or, in the case of the election of directors withholds authority to vote with respect to any or all nominees, the shares represented by such proxy will be considered present for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained or withheld authority. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to such matters.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO THE COMPANY. ANY SUCH WRITTEN NOTICE OF REVOCATION OR SUBSEQUENTLY DATED PROXY SHOULD BE MAILED OR DELIVERED TO PAUL JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER, SUMMIT MEDICAL SYSTEMS, INC., 10900 RED CIRCLE DRIVE, MINNETONKA, MINNESOTA 55343-9106. YOUR PROMPT CONSIDERATION WILL BE GREATLY APPRECIATED.

         A COPY OF THE COMPANY'S 1997 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") FOR THE YEAR ENDED DECEMBER 31, 1997, ACCOMPANIES THIS PROXY STATEMENT.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

         The Board of Directors recommends that the number of directors to be elected for the coming year be set at six and that shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are elected and qualified. Unless authority to vote for one or more nominees is withheld as specified in the proxy card, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. All of the nominees are members of the present Board of Directors. Each of the nominees has consented to serve as director, if elected. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for election of each nominee.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         Certain biographical information regarding the nominees for election as directors, including the nominee's name, age, principal occupation, business experience and period of service as a director of the Company is set forth below.

BARBARA A. CANNON (age 46) - Ms. Cannon has served as a director and President and Chief Executive Officer since joining the Company in October 1997. Prior to joining the Company, Ms. Cannon was a consultant from September 1996 to September 1997. She also served as acting President of Integrated Neuroscience Consortium, a specialty site management organization start-up, from January 1997 to September 1997. From September 1990 to September 1996, Ms. Cannon was employed at ClinTrials Research, Inc., a contract research organization formed in 1990 by Ms. Cannon and others. From January 1993 to September 1996, she served as Executive Vice President at ClinTrials, where she was responsible for pharmaceutical, device and biotechnology business development. Prior to that, she served as Chief Operating Officer of ClinTrial's Nashville operations from September 1990 to December 1992.

W. HUDSON CONNERY, JR. (age 48) - Mr. Connery has served as a director of the Company since October 1996. From March 1997 to July 1997, he served as interim Chairman of the Board. Since June 1995, Mr. Connery has been the Chairman of the Board, President and Chief Executive Officer of Arcon Healthcare Inc. From August 1991 to April 1995, Mr. Connery was Senior Vice President and Chief Operating Officer and a director of Health Trust, the Hospital Company.

RICHARD B. FONTAINE (age 54) - Mr. Fontaine has served as a director of the Company since April 1998. From March to October 1997, Mr. Fontaine was a consultant to the Company. Since 1992, Mr. Fontaine has been an adjunct professor at Westminster College, Salt Lake City, Utah. From June 1995 to September 1995, he served as interim Chief Executive Officer of Health Advantage, Inc., a diabetes management subsidiary of VIVRA Specialty Partners, Inc. In 1993, he served as interim Chief Executive Officer of Vivocell Therapy, Inc.

PETER T. GARAHAN (age 51) - Mr. Garahan has served as a director of the Company since April 1998. Since 1997, he has been a Principal of The Ryegate Group, a consulting firm. From 1992 to 1996, Mr. Garahan was President of Mitchell Medical

(formerly, Medical Decision Systems, Inc.), an information technology provider of automated medical utilization review products and services to the insurance industry and since 1994, a division of Mitchell International. From 1994 to 1996, he served as Executive Vice President - Sales and Marketing of Mitchell International. Mr. Garahan also serves a director of Condor Technology Solutions, Inc. and National Medical Advisory Services, Inc.

JOHN M. NEHRA (age 49) - Mr. Nehra has served as Chairman of the Board since July 1997 and a director of the Company since November 1992. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership ("Catalyst"), a venture capital limited partnership. Since December 1993, Mr. Nehra has also been a general partner of the general partner of New Enterprise Associates VI, Limited Partnership ("NEA VI"), a venture capital limited partnership. Mr. Nehra also serves as a director of Iridex Corporation, a medical instrumentation company.

KENT J. THIRY (age 42) - Mr. Thiry has served as a director of the Company since May 1994. Since June 1997, Mr. Thiry has served as President, Chief Executive Officer and a director of VSP Holdings, Inc. From September 1992 to June 1997, Mr. Thiry served as President, Chief Executive Officer and a director of VIVRA Incorporated ("VIVRA"). From April 1992 to August 1992, Mr. Thiry served as President and Co-Chief Executive Officer of VIVRA, and from September 1991 to March 1992, Mr. Thiry served as President and Chief Operating Officer of VIVRA.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

          The Board of Directors has established Audit and Compensation Committees. The Company does not have a nominating committee.

         The Audit Committee supervises and reviews the Company's accounting and financial practices, makes recommendations to the Board of Directors as to the nomination of independent auditors, confers with the independent and internal auditors regarding the scope of their proposed audits and their audit findings, reports and recommendations, reviews the Company's financial controls, procedures and practices, and approves all non-audit services by independent auditors. The current members of the Company's Audit Committee are Messrs. Connery, Nehra and Thiry. The Audit Committee met four times during the year ended December 31, 1997.

         The Compensation Committee determines the compensation for the President, Chairman of the Board and other executive officers of the Company, and the incentive compensation for all employees of the Company, subject to ratification by the Board of Directors. The Compensation Committee also administers the Company's Stock Option Plan of 1993 (the "1993 Stock Option Plan"), the 1995

Employee Stock Purchase Plan, the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan") and any other stock option plans implemented by the Company. The current members of the Company's Compensation Committee are Messrs. Connery, Nehra and Thiry. The Compensation Committee met three times during the year ended December 31, 1997.

         During the year ended December 31, 1997, the Board of Directors of the Company held six regular meetings and four special meetings. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees upon which such director served during the year ended December 31, 1997. The Board of Directors and committees also acted from time to time by written consent in lieu of meetings.

DIRECTOR COMPENSATION

         Non-employee directors receive an annual retainer of $24,000 for membership on the Board of Directors, which amount includes compensation for membership on committees of the Board. Directors employed by the Company receive no fees solely for their service to the Company as director. Under the 1995 Director Plan, upon first being elected to the Board of Directors, all new directors who are not full-time employees receive an option to purchase 6,666 shares of Common Stock, and each then-current non-employee director automatically receives an option to purchase an additional 2,000 shares of Common Stock on the day after each annual meeting of the Company's shareholders. Stock options are granted under the 1995 Director Plan with an exercise price equal to the fair market value of the Common Stock at the grant date, vest over a one-year period and expire after ten years. In addition, the Company reimburses reasonable travel, lodging and other incidental expenses incurred by the directors in attending meetings of the Board of Directors and committees. For his service as interim Chairman of the Board from March 1997 to July 1997, including overseeing the restatement of the Company's financial statements in 1997 and related filings with the Commission, Mr. Connery received $45,484. For his services on behalf of the Board of Directors to provide additional Board oversight of the Company during the transition between chief executive officers, including directing the search for a new Chief Executive Officer, and his appointment as Chairman of the Board, on September 30, 1997, Mr. Nehra was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $2.3125 per share, which is exercisable for the entire amount of shares on the first anniversary of the date of grant.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


COMPENSATION POLICY

         The Compensation Committee sets the compensation policies for all executive officers of the Company, sets the actual compensation for the President and Chief Executive Officer and reviews the recommendations of the President and Chief Executive Officer regarding compensation for other employees and determines the incentive compensation for all employees of the Company. The Compensation Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and that closely align the financial interests of these executives with long-term shareholder interests. The Compensation Committee is composed solely of directors who constitute "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. All decisions of the Compensation Committee, including the grant of stock options, are submitted to and approved by the full Board of Directors.

         The Compensation Committee intends to make the Company's executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of the Company's Common Stock. The Compensation Committee also seeks to control the Company's fixed salary costs and to enhance the Company's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving Company and individual performance goals. In establishing the Company's compensation policies, the Compensation Committee also considers information regarding compensation levels and practices at other companies in the medical and software industries, which the Compensation Committee regards as comparable to the Company. Although the Compensation Committee does not establish specific targets for compensation of the Company's executive officers relative to executive officers at comparable companies, the Compensation Committee believes that the compensation for the Company's executive officers generally falls in the median range of executive compensation for such comparable companies.

EXECUTIVE OFFICER COMPENSATION

         The annual compensation package of executive officers of the Company provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to Company performance and individual performance. The Company also provides long-term equity based compensation generally through participation in the 1993 Stock Option Plan. This assures that key management employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's long-term stock price appreciation, and that the interests of executive officers are aligned with those of the Company's shareholders.

         Base Salary. The Company competes for talented executives with a wide variety of companies. Executive officers' base salaries reflect their positions and experience, as well as the compensation package required to attract them to the Company in light of relevant market factors. Annual base salary increases for executive officers are established as a result of the Compensation Committee's analysis of each executive's individual performance during the prior year, the overall performance of the Company during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. The Company believes that current executive officer salaries are competitive with comparable companies.

         Annual Bonus. To control fixed salary costs and reward annual performance, the Company pays annual bonuses to executive officers for achieving Company and individual performance goals. In setting annual bonus awards, the Compensation Committee considers, among other factors, the Company's revenue growth, the development and expansion of its business, improvement of management structures and general management objectives. Actual awards are determined by the Compensation Committee based on its assessment of each executive's individual performance and responsibility for the Company's financial and business condition.

         For 1997, the Board of Directors established a bonus program payable in the event that Company achieved specified goals for revenue growth and profitability. Under the plan, eligible persons, including executive officers, are entitled to receive cash bonus payments equal to a certain percentage of such persons' annual base salary. The bonus percentage would be determined by the Compensation Committee for executive officers or by senior management of the Company for other employees based on such persons' contribution to the attainment of certain Company performance goals including, among others, Crescendo! orders, registry revenues, Crescendo! installations, total revenues, cost containment and net operating results for the Company.

         Due to the Company's failure to achieve the specified revenue growth and goals in 1997, the Board of Directors did not award any bonuses for 1997 under this program. All employees of the Company, including the executive officers, were awarded a bonus of $1,000 for 1997. The Company has reserved for 1998 funds which were accrued for bonuses in 1997 and the Compensation Committee will consider individuals performance in 1997 when evaluating bonuses for 1998.

         Stock Options. The 1993 Stock Option Plan permits grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four or five year period depending on the date of issuance, and expire after ten years. Non-qualified stock options are granted with an exercise price established by the Board of Directors, vest from immediately after the date of grant to five years after the date of grant and expire after ten years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in the Company. In determining the actual size of stock option awards under the 1993 Stock Option Plan, the Compensation Committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance and the Company's performance. In December 1997, the Board of Directors, on the recommendation of the Chief Executive Officer, granted options to all employees, including executive officers. Each employee received an option to purchase 1,000 shares of Common Stock at an exercise price of $1.75, the fair market value of Common Stock on December 15, 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Barbara A. Cannon. Ms. Cannon became the President and Chief Executive Officer of the Company on October 6, 1997. Ms. Cannon and the Company entered into an employment agreement, dated October 6, 1997, which is described under the heading, "EXECUTIVE COMPENSATION--Employment Contracts and Termination of Employment Arrangements."

         The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company as well as provide a compensation level and structure necessary to obtain an executive with Ms. Cannon's experience and credentials. Ms. Cannon's employment agreement provides for an initial annual salary of $195,000 and a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets established by the Board of Directors, after consultation with Ms. Cannon, prior to each fiscal year. Except for a bonus of $1,000 paid to all employees of the Company, Ms. Cannon did not receive a bonus in 1997.

          In addition, Ms. Cannon received an option to purchase 400,000 shares of Common Stock under the 1993 Stock Option Plan. Under her Stock Option Agreement, dated October 6, 1997, the option becomes exercisable as to 36,363 shares on the first anniversary of the agreement. After January 1, 1999, the option is exercisable in twenty-four equal installments of 3,030 shares on the last business day of each calendar month. Along with all employees of the Company, Ms. Cannon received an option to purchase 1,000 shares of Common Stock of the Company on December 15, 1997 at an exercise price of $1.75.

         In connection with her employment, Ms. Cannon agreed to purchase 109,091 shares of Common Stock, payment for which was in the form of a promissory note in favor of the Company in principal amount of $200,000 (the "Promissory Note") and $100,000 cash. Under the terms of the Promissory Note, the unpaid principal amount and all accrued interest is due and payable on October 8, 2001. However, the principal amount due will be reduced by $50,000 on October 8, 1998 and all interest accrued on that date will be forgiven if Ms. Cannon is still employed by the Company. From that date, the principal amount due will be reduced each calendar month that Ms. Cannon is employed by the Company in an amount of $4,166.66 and all interest accrued through such date will be forgiven. The Promissory Note is secured by a security interest in 72,727 shares of the Common Stock purchase by Ms. Cannon.

         Richard J. Willemin. Mr. Willemin served as interim Chief Executive Officer of the Company from July 1997 to October 1997 following the resignation of Kevin Green, the former President and Chief Executive Officer of the Company on July 28, 1997. For his services, Mr. Willemin received an annual salary of $175,000 and temporary living expenses through December 31, 1997. The Board also granted Mr. Willemin an option to purchase an additional 25,000 shares of Common Stock, which vested immediately upon the start date of employment of the new Chief Executive Officer, Ms. Cannon. Such option has a term of three years following termination of Mr. Willemin's employment with the Company. In addition, the Board modified the vesting schedule of an option to purchase 25,000 shares of Common Stock previously granted to Mr. Willemin, so that such option vested immediately upon termination without cause of Mr. Willemin's employment and such option is exercisable for three years following termination of Mr. Willemin's employment with the Company.

         Kevin Green. Mr. Green resigned as President, Chief Executive Officer and director of the Company effective July 28, 1997. Mr. Green's annual salary at that time was $175,600. Mr. Green did not receive a cash bonus during the 1997 fiscal year. At the time of his resignation, Mr. Green held options to purchase 347,500 shares of Common Stock, which have been canceled. He did not receive any options to purchase shares of Common Stock during the 1997 fiscal year. In connection with Mr. Green's resignation, the Company entered into a Separation Agreement with Mr. Green which is described under the heading, "EXECUTIVE COMPENSATION--Employment Contracts and Termination of Employment Agreements."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction of $1 million per year for compensation paid to executive officers named in the "Summary Compensation Table" unless certain requirements are met. Section 162(m) did not affect the deductibility of compensation paid to the Company's executive officers in 1997. The Compensation Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation.

         This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                          W. HUDSON CONNERY, JR.
                                                                   JOHN M. NEHRA
                                                                   KENT J. THIRY
                                       The Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years ended December 31, 1997, 1996 and 1995 awarded to or earned by the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose salary and bonus earned in 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                        ANNUAL COMPENSATION          COMPENSATION
                                                   -----------------------------  ------------------
                                                    COMMISSIONS    OTHER ANNUAL    SECURITIES UNDER-   ALL OTHER
                                           SALARY       AND        COMPENSATION    -LYING OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)       BONUSES         ($)(1)           (#)               ($)(2)
------------------------------   ----      ------   -----------   -------------    -----------------  ------------
Barbara A. Cannon(3)...........  1997      45,000      1,000              --          401,000             13
  President and Chief            1996          --         --              --               --             --
  Executive Officer              1995          --         --              --               --             --

Kevin R. Green(4)..............  1997     175,600         --              --         (347,500)(6)        156
  Former President and Chief     1996     168,816         --          62,981(5)       347,500 (7)        156
  Executive Officer              1995          --         --              --               --             --

Donald F. Fortin, M.D..........  1997     135,577      1,000              --          301,000 (8)        156
  Vice President and             1996      74,997         --              --               --             --
  Chief Scientific Officer       1995          --         --              --               --             --

Charles L. McIntosh,
  M.D., Ph.D...................  1997     188,237      1,000              --           71,000 (9)        156
  Vice President, and            1996          --         --              --               --             --
  President of C.L. McIntosh     1995          --         --              --               --             --
  & Associates, Inc. ("CLMA")

Lisa K. Olson, Ph.D............  1997     130,000      1,000          15,633           71,000            156
  Vice President, and            1996      99,239     55,000              --           18,750 (10)       156
  Chief Operating Officer of     1995      66,960         --              --           16,666            120
  CLMA

Richard J. Willemin(11)........  1997     136,942         --              --          201,000 (12)       104
  Former Vice President and      1996          --         --              --               --             --
  Chief Financial Officer        1995          --         --              --               --             --

------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the applicable Named Executive Officer for such year.
(2) Represents the dollar value of premiums paid by the Company for life insurance policies for the benefit of the applicable Named Executive Officer.

(3) Effective October 7, 1997, Ms. Cannon was named President, Chief Executive Officer and Director of the Company.

(4) Effective July 29, 1997, Mr. Green resigned as President, Chief Executive Officer and Director of the Company.

(5) Includes moving expenses incurred by the Company relating to Mr. Green's relocation and costs incurred by the Company to provide Mr. Green with temporary lodging in connection with such relocation.

(6) Options to purchase 347,500 shares of Common Stock previously granted Mr. Green were canceled upon his resignation from the Company in July 1997. See "--Employment Contracts and Termination of Employment Arrangements."

(7) In December 1996, options previously granted were canceled and replacement options to purchase 347,500 shares of Common Stock were repriced and issued to Mr. Green. See "--Report on Option Repricing."

(8) In July 1997, options previously granted were canceled and replacement options to purchase 300,000 shares of Common Stock were repriced and issued to Dr. Fortin. See "--Report on Option Repricing."

(9) In June 1997, options previously granted were canceled and replacement options to purchase 70,000 shares of Common Stock were repriced and issued to Dr. McIntosh. See "--Report on Option Repricing."

(10) In December 1996, options previously granted were canceled and replacement options to purchase 18,750 shares of Common Stock were repriced and issued to each of three officers, including Dr. Olson. See "--Report on Option Repricing."

(11) Effective March 31, 1998, Mr. Willemin resigned as Vice President and Chief Financial Officer of the Company.

(12) The options to purchase 101,000 of such shares were unvested on March 31, 1998, the date of Mr. Willemin's resignation from the Company, and are therefore unexercisable.

         The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended December 31, 1997.

STOCK OPTIONS, AWARDS, EXERCISES AND HOLDINGS

         The following table sets forth certain information in connection with stock option grants during the year ended December 31, 1997 to each of the Named Executive Officers.

               OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 1997

                                                                                                   POTENTIAL
                            INDIVIDUAL GRANTS                                                  VALUE AT ASSUMED
                                NUMBER OF      PERCENTAGE OF                                    ANNUAL RATES OF
                               SECURITIES      TOTAL OPTIONS      EXERCISE OR                     STOCK PRICE
                               UNDERLYING       GRANTED TO        BASE PRICE                   APPRECIATION FOR
                                 OPTIONS       EMPLOYEES IN        PER SHARE   EXPIRATION       OPTION TERM (2)
NAME                            GRANTED       FISCAL YEAR (%)       ($)(1)       DATE           5%($)      10%($)
----                        ----------------  ---------------     ----------   ----------     --------   ---------
Barbara A. Cannon..........      400,000          24.88              2.75      10/06/07        691,784   1,753,117
                                   1,000           0.06              1.75      12/15/07          1,101       2,789

Kevin R. Green.............           --             --                --            --             --          --

Donald F. Fortin, M.D......      300,000          18.66              2.50(3)   12/31/06        471,671   1,195,307
                                   1,000           0.06              1.75      12/15/07          1,101       2,789

Charles L. McIntosh,
  M.D., Ph.D...............       70,000           4.35              2.75(4)   12/31/06        121,062     306,795
                                   1,000           0.06              1.75      12/15/07          1,101       2,789

Lisa K. Olson, Ph.D........       70,000           4.35              2.69      05/30/07        118,311     299,823
                                   1,000           0.06              1.75      12/15/07          1,101       2,789

Richard J. Willemin........       50,000           3.11              3.44       3/17/07        108,170     274,124
                                 125,000(5)        7.78              2.69       5/31/07        211,466     535,896
                                  25,000           1.56              2.5         8/5/07         39,306      99,609
                                   1,000(6)        0.06              1.75      12/15/07          1,101       2,789

--------------------

(1) All options granted under the 1993 Stock Option Plan during the fiscal year ended December 31, 1996 were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) On July 31, 1997, pursuant to an agreement between the Company and Dr. Fortin and other parties, the Company canceled options to purchase 300,000 shares of Common Stock at an exercise price of $7.50 previously issued to Dr. Fortin and regranted to Dr. Fortin options to purchase 300,000 shares of Common Stock at an exercise price of $2.50, which represented the closing price of the Common Stock as reported on the Nasdaq National Market on July 31, 1997. See "--Report on Option Repricing."

(4) On June 11, 1997, pursuant to an agreement between the Company and Dr. McIntosh and Gail J. Greenberg, the Company canceled options to purchase 70,000 shares of Common Stock at an exercise price of $7.25 previously issued to Dr. McIntosh and regranted to Dr. McIntosh options to purchase 70,000 shares of Common Stock at an exercise price of $2.75, which represented the closing price of the Common Stock as reported on the Nasdaq National Market on June 11, 1997. See "--Report on Option Repricing."

(5) The option to purchase 100,000 of such shares was unvested on March 31, 1998, the date of Mr. Willemin's resignation from the Company, and is therefore unexercisable.

(6) The option to purchase such shares was unvested on March 31, 1998, the date of Mr. Willemin's resignation from the Company, and is therefore unexercisable.

OPTION EXERCISES AND HOLDINGS

         The following table provides information concerning the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 1997 and unexercised options held by the Named Executive Officers as of the end of the fiscal year ended December 31, 1997.

                      OPTION VALUES AT DECEMBER 31, 1997

                                                                   NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                       OPTIONS AT              THE-MONEY OPTIONS AT
                                                                   DECEMBER 31, 1997 (#)       DECEMBER 31, 1997 ($)(1)
                                SHARES ACQUIRED ON    VALUE      -------------------------  --------------------------
NAME                                EXERCISE (#)   REALIZED ($)  EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                            ------------------ ------------  ----------- -------------  -----------  -------------
Barbara A. Cannon                         --          --               --     401,000            --             0
Kevin R. Green                            --          --               --          --            --            --
Donald F. Fortin, M.D.                    --          --           85,000     216,000             0             0
Charles L. McIntosh, M.D., Ph.D.          --          --           14,000      57,000             0             0
Lisa K. Olson, Ph.D                       --          --           10,416      96,000             0             0
Richard J. Willemin                       --          --          100,000     101,000 (2)         0             0

-----------

(1) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 1997, based on the closing price of the Common Stock as reported on the Nasdaq National Market and the applicable exercise prices for such options.

(2) The options to purchase such shares were unvested on March 31, 1998, the date of Mr. Willemin's resignation from the Company, and are therefore unexercisable.

REPORT ON OPTION REPRICING

         In May 1997, after a significant decrease in the price of the Common Stock, the Compensation Committee determined that options to purchase an aggregate of 211,000 shares of Common Stock granted to non-officer employees pursuant to the 1993 Stock Option Plan, between December 5, 1996 and March 1, 1997, no longer provided a perceived meaningful incentive to employees as initially intended. In light of the Company's financial performance in 1997 and the Compensation Committee's desire to provide meaningful incentives to employees, on May 30, 1997, the options to purchase 211,000 shares of Common Stock granted to non-officer employees, were canceled and regranted to the same individuals in an amount equal to the same amount of shares previously held by such employees, at an exercise price based on the Common Stock's closing price on the Nasdaq National Market on May 30, 1997 of $2.69 per share.

         On June 11, 1997, pursuant to an agreement between the Company and Dr. McIntosh and Gail J. Greenberg, an officer of CLMA, options to purchase 100,000 shares of Common Stock previously granted to Dr. McIntosh and Ms. Greenberg under the 1993 Stock Option Plan with an exercise price of $7.25 per share were canceled and options to purchase 100,000 shares of Common Stock were regranted to

Dr. McIntosh and Ms. Greenberg, at an exercise price based on the Common Stock's closing price on the Nasdaq National Market on June 11, 1997 of $2.75 per share in exchange for a release of certain claims. See "ARRANGEMENTS AND TRANSACTIONS WITH RELATED PARTIES."

         On July 31, 1997, pursuant to an agreement between the Company, Dr. Fortin and other parties, options to purchase 300,000 shares of Common Stock previously granted to Dr. Fortin under the 1993 Stock Option Plan with an exercise price of $7.50 per share were canceled and options to purchase 300,000 shares of Common Stock were regranted to Dr. Fortin at an exercise price based on the Common Stock's closing price on the Nasdaq National Market on July 31, 1997 of $2.50 in exchange for a release of certain claims. See "ARRANGEMENTS AND TRANSACTIONS WITH RELATED PARTIES."

         The following table provides information concerning the repricings on December 24, 1996, June 11, 1997, and July 31, 1997 of options held by executive officers.

                          TEN-YEAR OPTION REPRICINGS



                                                            NUMBER OF   MARKET PRICE                          LENGTH OF
                                                           SECURITIES    OF COMMON     EXERCISE                ORIGINAL
                                                           UNDERLYING     STOCK AT   PRICE AT TIME           OPTION TERM
                                                             OPTIONS      TIME OF    OF REPRICING    NEW     REMAINING AT
                                                           REPRICED OR  REPRICING OR      OR       EXERCISE    DATE OF
                                            DATE OF          AMENDED     AMENDMENT     AMENDMENT    PRICE    REPRICING OR
   NAME AND POSITION                       REPRICING           (#)          ($)          ($)         ($)      AMENDMENT
-----------------------                  -------------      ---------    ----------   ----------    -----     ---------
Barbara A. Cannon....................         --               --           --            --         --          --
    President and Chief
    Executive Officer
Kevin R. Green.......................  December 24, 1996      40,000        6.75         15.50       6.75     46 months
    President and Chief                December 24, 1996     307,500        6.75         17.00       6.75     49 months
    Executive Officer
Donald F. Fortin, M.D................    July 31, 1997       300,000        2.50          7.50       2.50     113 months
    Vice President and Chief
    Scientific Officer
Charles L. McIntosh, M.D., Ph.D.,....     June 11,1997        70,000        2.75          7.25       2.75     115 months
    Vice President, and
    President of CLMA
Lisa K. Olson, Ph.D..................  December 24, 1996      18,750        6.75         17.00       6.75     49 months
    Vice President and COO
    of CLMA
Richard J. Willemin..................         --                  --          --            --         --          --
    Vice President and
    Chief Financial Officer

                                                          W. HUDSON CONNERY, JR.
                                                                   JOHN M. NEHRA
                                                                   KENT J. THIRY
                                       The Members of the Compensation Committee

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Ms. Cannon. In October 1997, the Company entered into an employment agreement with Ms. Cannon, as the Company's President and Chief Executive Officer, pursuant to which she agreed to provide services to the Company for an annual salary of $195,000. Ms. Cannon is also eligible to receive a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets. The employment agreement provides for a two-year term with an automatic renewal unless either party gives written notice of its intent not to renew the agreement. The employment agreement may be terminated (i) upon the death or disability of Ms. Cannon, (ii) by the Board of Directors for "Cause" or without "Cause," or (iii) by Ms. Cannon for "Good Reason" or without "Good Reason." If Ms. Cannon's termination is without "Cause" or for "Good Reason," the Company will continue to provide to Ms. Cannon her base salary and health insurance benefits for a period of eighteen months following the date of such termination. If, within twelve months after a "Change in Control" of the Company, the Company terminates Ms. Cannon's employment, except for "Cause," or Ms. Cannon terminates her employment for "Good Reason," the Company will pay to Ms. Cannon an amount in cash equal to two times her annual base salary in effect immediately prior to the "Change in Control."

         In connection with the employment agreement, the Company also granted Ms. Cannon an option to purchase up to 400,000 shares of Common Stock at an exercise price of $2.75. The option becomes exercisable as to 36,363 shares on the first anniversary of the agreement. After January 1, 1999, the option is exercisable in twenty-four equal installments of 3,030 shares on the last business day of each calendar month. Ms. Cannon is also subject to a confidentiality provision, non-solicitation provision and a two-year noncompetition provision, each of which is included in the agreement. In connection with her employment, Ms. Cannon agreed to purchase 109,091 shares of Common Stock, payment for which was in the form of a promissory note in favor of the Company in principal amount of $200,000 (the "Promissory Note") and $100,000 cash. Under the terms of the Promissory Note, the unpaid principal amount and all accrued interest is due and payable on October 8, 2001. However, the principal amount due will be reduced by $50,000 on October 8, 1998 and all interest accrued on that date will be forgiven if Ms. Cannon is still employed by the Company. From that date, the principal amount due will be reduced each calendar month that Ms. Cannon is employed by the Company in an amount of $4,166.66 and all interest accrued through such date is forgiven. The Promissory
Note is secured by a security interest in 72,727 shares of the Common Stock purchase by Ms. Cannon.

         Dr. Fortin. In December 1996, the Company entered into an employment agreement with Dr. Fortin. Dr. Fortin agreed to provide services to the Company for an initial annual salary of $150,000 for a four-year term and a signing bonus of

$129,371. Effective January 1, 1998, Dr. Fortin's annual salary was increased to $156,750. The Company also granted Dr. Fortin an option to purchase 300,000 shares of Common Stock at an exercise price of $7.50, such option vests over a three-year period. On July 31, 1997, such option was canceled and reissued at a exercise price of $2.50. See "EXECUTIVE COMPENSATION--Report on Option Repricing" and "ARRANGEMENTS AND TRANSACTION WITH CERTAIN PARTIES." Under the agreement, Dr. Fortin has agreed that the Company has rights to all inventions, including intellectual property, conceived or produced by Dr. Fortin during the period of his employment. Dr. Fortin is also subject to a confidentiality provision, a nonsolicitation provision and a eighteen-month noncompetition provision, each of which is included in the agreement.

         Dr. McIntosh. In December 1996, the Company entered into an employment agreement with Dr. McIntosh. Dr. McIntosh agreed to serve as President of C.L. Mcintosh & Associates, Inc. ("CLMA") and Vice President of the Company for an initial annual salary of $175,000 for a three-year term. Effective January 1, 1998, Dr. McIntosh's annual salary was increased to $182,000. The Company also granted Dr. McIntosh an option to purchase 70,000 shares of Common Stock at an exercise price of $7.25, such option vests over a five-year period, subject to certain acceleration provisions based on the achievement of certain goals by CLMA. On June 11, 1997, such option was canceled and reissued at an exercise price of $2.75. See "EXECUTIVE COMPENSATION--Report on Option Repricing" and "ARRANGEMENTS AND TRANSACTION WITH CERTAIN PARTIES. Under the agreement, Dr. McIntosh has agreed that the Company has rights to all inventions, including intellectual property, conceived or produced by Dr. McIntosh during the period of his employment. Dr. McIntosh is also subject to a confidentiality provision, a nonsolicitation provision and a one-year noncompetition provision, each of which is included in the agreement.

         Dr. Olson. In February 1995, the Company entered into an employment agreement with Dr. Olson, as Vice President, Professional Client Services. Dr. Olson agreed to provide services to the Company for an annual salary of $80,000, a $10,000 bonus payable upon the start of her employment, and stock options to purchase a total of 50,000 shares, of which 25,000 were granted at the start of her employment and 25,000 were to be granted upon the first anniversary of her employment. The number of shares exercisable under such options were reduced as part of the reverse stock split on June 15, 1995 and option repricing on December 24, 1996. See "EXECUTIVE COMPENSATION--Report on Option Repricing." In addition, under her employment agreement, Dr. Olson is eligible for additional executive bonuses. In connection with her employment, Dr. Olson signed a confidentiality agreement and a one-year noncompetition agreement.

         Mr. Willemin. Pursuant to a letter, dated March 26, 1997, Mr. Willemin was named interim Vice President of Finance and Chief Financial Officer, effective

March 17, 1997. Under the letter, Mr. Willemin provided services to the Company in exchange for an annual salary of $175,000, a relocation allowance not to exceed $60,000 and continued reimbursement for temporary living accommodations and return home travel expenses prior to his relocation. In addition, Mr. Willemin received an option to purchase up to 50,000 shares of Common Stock, 10,000 of which vested at the start of his employment, and the remaining 40,000 of which vested 10,000 each month. In connection with his employment, Mr. Willemin entered into a confidentiality and a noncompetition agreement. Under its terms, the employment letter is not an employment agreement and Mr. Willemin's employment was at-will.

         Pursuant to a letter, dated May 8, 1997, Mr. Willemin was named Vice President and Chief Financial Officer. In exchange for his services, Mr. Willemin received an annual salary of $130,000 and was granted an employee stock option to purchase 125,000 shares of Common Stock (the "Initial Option"), 25,000 of which were to vest at the end of each of the next five fiscal years. Mr. Willemin's employment was at-will.

         On August 5, 1997, Mr. Willemin agreed to serve as Interim Chief Executive Officer of the Company until the Company hired a new Chief Executive Officer (the "New CEO"). In exchange for his additional duties, Mr. Willemin received a salary increase of $45,000 and an additional option to purchase 25,000 shares, of which all 25,000 shares vest on the date the New CEO would begin employment. Such options must be exercised within three years of termination of Mr. Willemin's employment with the Company. In addition, the 25,000 shares of the Initial Option which vested on December 31, 1997 are exercisable within three years of termination of Mr. Willemin's employment with the Company. In October 1997, Ms. Cannon was named Chief Executive Officer and Mr. Willemin returned to his position of Vice President and Chief Financial Officer. His annual salary was reduced to $150,000 effective January 15, 1998. Mr. Willemin resigned from his position effective March 31, 1998.

         Mr. Green. In October 1997, the Company and Mr. Green entered into a separation agreement effecting the termination of Mr. Green's employment as President and Chief Executive Officer of the Company. Under the separation agreement, in accordance with the terms of his original employment letter, Mr. Green will receive his annual base salary and health and dental insurance for a period of eighteen months from the date of his resignation, July 28, 1997. In addition, the Company will reimburse Mr. Green for out-of-pocket expenses incurred in connection with Mr. Green's employment search or related to the continuation of employment-associated benefits during the transition to new employment, up to an aggregate amount equal to $35,000. Mr. Green also waived and released all stock options previously granted to him by the Company. Under the agreement, the Company and Mr. Green agreed to release the other party from any claims as a result of his employment, except as rendered ineffective or prohibited by law. Mr. Green is also subject to a confidentiality provision.


STOCK PRICE PERFORMANCE GRAPH AND TABLE

         The following graph and table compare the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on each of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare Index over the same period since the Company's initial public offering of Common Stock on August 4, 1995. The comparison assumes $100 was invested on August 4, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
                              AUGUST 4, 1995 AMONG
                          SUMMIT MEDICAL SYSTEMS, INC.,

                  S&P 500 STOCK INDEX AND S&P HEALTHCARE INDEX


                                     [GRAPH]



                                        INDEXED RETURNS
                                          YEARS ENDING
                                 BASE
                                PERIOD
COMPANY/INDEX                  4-AUG-95    DEC 95     DEC 96      DEC 97
---------------------------    --------    ------     ------      ------
SUMMIT MEDICAL SYSTEMS INC.      100       159.26      56.46       11.11
HEALTH CARE-500                  100       124.32     150.12      215.75
S & P 500 COMP INDEX             100       111.08     138.58      162.15

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of March 31, 1998 (unless otherwise indicated), information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, all persons listed below have sole voting and investment powers with respect to the shares indicated:

NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER       PERCENT(1)
------------------------------------                    ------       ----------
Barbara A. Cannon...................................    109,091         1.1%
     Summit Medical Systems, Inc.
     10900 Red Circle Drive
     Minnetonka, MN 55343

Kevin R. Green .....................................     10,000         *
     6529 Chasewood Dr.
     Eden Prairie, MN  55344

Donald F. Fortin, M.D.(2) ..........................     92,500         *
     Summit Medical Systems, Inc.
     6330 Quadrangle Drive, Suite 300
     Chapel Hill, NC  27514

Charles L. McIntosh, M.D., Ph.D.(3).................    759,739         7.9
     C.L. McIntosh & Associates, Inc.
     12300 Twinbrook Parkway, Suite 625
     Rockville, MD  20852

Lisa K. Olson(4) ...................................     38,486         *
     C.L. McIntosh & Ass., Inc.
     12300 Twinbrook Parkway, Suite 625
     Rockville, MD  20852

Richard J. Willemin(5) .............................    100,000         1.0
     Summit Medical Systems, Inc.
     10900 Red Circle Drive
     Minnetonka, MN 55343

John M. Nehra(6)(7) ................................  1,116,424         11.5
     1119 S. Paul Street
     Baltimore, MD 21202

Kent J. Thiry (8)(9) ...............................    232,000         2.4
     1850 Gateway Drive
     Suite 500
     San Mateo, CA 94404

W. Hudson Connery, Jr.(10) .........................     10,666         *
     545 Mainstream Dr.
     Suite 330
     Nashville, TN 37228

Richard B. Fontaine(11).............................     32,000         *
     155 Webster Crt.
     Park City, UT 84060

Peter T. Garahan....................................      2,000         *
     10200 Akhpamar Dr.
     Great Falls, VA  22066

Edward F. Sweeney(12)...............................    788,646         8.2
     27101 N. Agva Verde Dr.
     Rio Verde, AZ  85263

Catalyst Ventures, Limited Partnership
     and New Enterprise Associates VI,
     Limited Partnership(13)........................  1,065,414         11.1
     1119 St. Paul Street
     Baltimore, MD 21202

Oxford Partners(14) ................................    501,000         5.2
     126 Attawa Ave. NW
     Grand Rapids, MI  49503

Dimensional Fund Advisors...........................    757,100         7.9
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA  90401

Smith Barney Inc., Smith Barney
     Holdings Inc. and Travelers Group, Inc. (15)...  1,011,595         10.5
     388 Greenwich Street
     New York, NY 10013

All executive officers and directors as a
     group (16).....................................  2,498,906         25.1
-------------------
*Represents beneficial ownership of less than 1%.

(1) Shares of Common Stock subject to options exercisable on or before May 31, 1998 ("Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)      Includes 85,000 shares issuable pursuant to Currently Exercisable
         Options.

(3)      Includes 14,000 shares issuable pursuant to Currently Exercisable
         Options.

(4)      Includes 27,749 shares issuable pursuant to Currently Exercisable
         Options.

(5)      Includes 100,000 shares issuable pursuant to Currently Exercisable
         Options.

(6)      Includes 49,332 shares issuable pursuant to Currently Exercisable
         Options.

(7) Includes shares owned by Catalyst and NEA VI. Mr. Nehra, a director of the Company, is managing general partner of Catalyst. He is also a general partner of the general partner of NEA VI. By virtue of these positions, Mr. Nehra may be deemed to share voting and investment control over the shares owned by Catalyst and NEA VI. Therefore, Mr. Nehra may be deemed a beneficial owner of those shares. Mr. Nehra disclaims any beneficial ownership of such shares.

(8)      Includes 12,000 shares issuable pursuant to Currently Exercisable
         Options.

(9) Mr. Thiry, a director of the Company, is President, Chief Executive Officer and a director of VSP Holdings, Inc. By virtue of these positions, Mr. Thiry may be deemed to share voting and investment control over the 220,000 shares owned by VSP Holdings, Inc. Therefore, Mr. Thiry may be deemed a beneficial owner of those shares. Mr. Thiry disclaims any beneficial ownership of such shares.

(10)     Includes 6,666 shares issuable pursuant to Currently Exercisable
         Options.

(11)     Includes 32,000 shares issuable pursuant to Currently Exercisable
         Options.

(12)     Includes 43,749 shares issuable pursuant to Currently Exercisable
         Options.

(13) Based on a Schedule 13G, dated February 10, 1998, Catalyst is record holder of 412,081 shares and NEA VI is record holder of 653,333 shares. By virtue of their relationship as affiliated partnerships, Catalyst and NEA VI may be deemed to share voting and investment control over such shares. Therefore, each of Catalyst and NEA VI may be deemed to beneficially own all of such shares. Each of Catalyst and NEA VI disclaims beneficial ownership of any shares which it does not hold of record.

(14) Oxford Partners is record holder of 155,000 shares and Cook Golf, Inc. is record holder of 346,000 shares. By virtue of their relationship as affiliated entities Oxford and Cook may be deemed to share voting and investment control over such shares. Therefore, each of Oxford and Cook may be deemed to beneficially own all of such shares.

(15) Based on a Schedule 13G, dated January 26, 1998, Smith Barney, Inc. ("SB") holds shared voting power to 1,011,595 shares. Salomon Smith Barney Holdings, Inc. ("SSB Holdings"), as the sole common shareholder of SB, holds shared voting power to the shares owned by SB. Travelers Group ("TRV"), as the sole common shareholder of SSB Holdings, holds shared voting power to the shares owned by SB and SSB Holdings.

(16)     Includes 326,747 shares issuable pursuant to Currently Exercisable
         Options.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         Arthur Andersen LLP ("Arthur Andersen") served as the Company's independent auditors for the year ended December 31, 1997. Ernst & Young L.L.P. ("Ernst & Young") served as the Company's independent auditors for the years ended December 31, 1994, 1995 and 1996. On June 2, 1997, the Company advised Ernst & Young that the Company was discontinuing Ernst & Young's services as the Company's independent accountants. The Company subsequently engaged Arthur Andersen as the Company's independent public accountants on June 10, 1997. The decisions to discontinue Ernst & Young and to engage Arthur Andersen were unanimously approved by the Board of Directors of the Company.

         As previously announced by the Company, the Company's management, Ernst & Young and outside legal counsel began an investigation of the Company's accounting practices in March 1997. The outside legal counsel to the Company also retained Arthur Andersen to assist in the investigation. As a result of the investigation, the Company disclosed restatements of previously reported financial positions and results of operations for the years 1994 and 1995 and the nine months ended September 30, 1996 as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on April 4, 1997.

         Ernst & Young's reports on the financial statements of the Company for the fiscal years ended December 31, 1994, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. To the knowledge of the present executive management and the Board of Directors of the Company, in connection with the audits of the Company's financial statements for each of the three fiscal years ended December 31, 1994, 1995 and 1996, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its reports.

         The Board of Directors has appointed Arthur Andersen as the Company's independent auditors for the year ending December 31, 1998 and recommends that the shareholders ratify that appointment. Arthur Andersen has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Arthur Andersen will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THIS APPOINTMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THIS APPOINTMENT.


               ARRANGEMENTS AND TRANSACTIONS WITH RELATED PARTIES

         Under her employment agreement, Ms. Cannon agreed to purchase 109,091 shares of Common Stock at a price of $2.75, the closing price on the Nasdaq Market on the date of the agreement. Consideration for the shares was in the form of a $200,000 promissory note in favor of the Company and $100,000 cash. See "EXECUTIVE COMPENSATION--Employment Contracts and Termination of Employment Agreements."

         Pursuant to an agreement, dated June 11, 1997 and amended August 14, 1997, between the Company, Dr. McIntosh and Gail J. Greenberg, an officer of CLMA, the Company paid Dr. McIntosh and Ms. Greenberg $1.8 million and issued to Dr. McIntosh 62,222 shares of Common Stock and to Ms. Greenberg 26,666 shares of Common Stock in exchange for the release of certain claims. See "EXECUTIVE COMPENSATION--Report on Option Repricing."

         Pursuant to an agreement, dated July 31, 1997, between the Company, Duke University ("Duke"), Dr. Ware LLC, Dr. Fortin, Robert M. Califf, M.D. and Harry Phillips, III, M.D., the Company canceled two warrants to purchase Common Stock previously issued to Duke and nonstatutory stock option agreements with Dr. Fortin, Dr. Califf and Dr. Phillips and issued (i) to Duke two new warrants to purchase 150,000 and 50,000 shares of Common Stock at an exercise price of $2.50 per share and (ii) to Drs. Fortin, Califf and Phillips options to purchase 300,000 shares, 150,000 shares and 150,000 shares of Common Stock, respectively, at an exercise price of $2.50 in exchange for a release of certain claims. See "EXECUTIVE COMPENSATION--Report on Option Repricing."

         In exchange for consulting services to the Company from March 1997 to October 1997, Mr. Fontaine received $84,309 in compensation and an option to purchase 32,000 shares of Common Stock exercisable on the date of grant.

                          SHAREHOLDER PROPOSALS FOR THE
                       1998 ANNUAL MEETING OF SHAREHOLDERS

         Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 10900 Red Circle Drive, Minnetonka, Minnesota 55343-9106, in such manner so that such notice is received by the Company by December 20, 1998. Any such proposal must be in the form required under the rules and regulations promulgated by the Commission.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1997. The Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied, with the exception of a failure by Dr. McIntosh to report before September 30, 1997 the 62,222 shares of Common Stock issued to him on August 14, 1997. Such shares were reported on a Form 4 filed with the Commission on October 10, 1997.

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                           By Order of the Board of Directors,


                                           /s/ Barbara A. Cannon
                                           Barbara A. Cannon
April 17, 1998                             President and Chief Executive Officer

                          SUMMIT MEDICAL SYSTEMS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Barbara A. Cannon and John M. Nehra as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of capital stock of Summit Medical Systems, Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on May 21, 1998, and at all adjournments thereof:

1. Election of Directors
 [_] FOR all nominees listed below (except as marked to the contrary below)
 [_] WITHHOLD AUTHORITY to vote for all nominees listed below
 To withhold authority to vote for any nominee, strike a line through the name in the list below:
                             Barbara A. Cannon
                             W. Hudson Connery, Jr.
                             Richard B. Fontaine
                             Peter T. Garahan
                             John M. Nehra
                             Kent J. Thiry
2. Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.
 [_] FOR     [_] AGAINST     [_] ABSTAIN

             (continued, and to be dated and signed, on other side)
P
R
O
X
Y
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS.
                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Please print name

                                           ------------------------------------
                                           Signature if held jointly

                                           ------------------------------------
                                           Please print name

                                           Dated: _______________________, 1998
                                           INSTRUCTIONS: Please sign exactly
                                           as your name appears on the label
                                           affixed hereto. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney, ex-
                                           ecutor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in the full corporate name by an
                                           authorized officer. If a partner-
                                           ship, please sign in partnership
                                           name by authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A RETURN ENVELOPE IS
                         ENCLOSED FOR YOUR CONVENIENCE.